Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 25, 2013
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS 2013 FIRST QUARTER

FINANCIAL RESULTS

Consolidated Results of Operations, As Reported – Three-month periods ended March 31, 2013 and 2012:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $119.8 million, or $1.21 per diluted share, during the first quarter of 2013 as compared to $128.6 million, or $1.31 per diluted share, during the comparable quarter of 2012. Net revenues increased 2% to $1.83 billion during the first quarter of 2013 as compared to $1.79 billion during the first quarter of 2012.

Consolidated Results of Operations, As Adjusted – Three-month periods ended March 31, 2013 and 2012:

For the three-month period ended March 31, 2013, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $120.1 million, or $1.22 per diluted share, as compared to $110.7 million, or $1.13 per diluted share, during the first quarter of 2012.

Included in our net income attributable to UHS during the first quarter of 2013 was an aggregate net unfavorable after-tax impact of $327,000 related to the incentive income and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

Included in our net income attributable to UHS during the three-month period ended March 31, 2012, was an aggregate net favorable after-tax impact of $17.9 million, or $.18 per diluted share, consisting of the following: (i) a favorable after-tax impact of $18.8 million, or $.19 per diluted share, resulting from an industry-wide settlement with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services, related to underpayments of Medicare inpatient prospective payments during a number of prior years; (ii) a favorable after-tax impact of $4.3 million, or $.04 per diluted share, representing the 2011 portion of the net Medicaid supplemental reimbursements recorded pursuant to the Oklahoma Supplemental Hospital Offset Payment Program, and; (iii) an aggregate unfavorable after-tax impact of $5.1 million, or $.05 per diluted share, resulting from the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact).

Acute Care Services – Three-month periods ended March 31, 2013 and 2012:

During the first quarter of 2013, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 1.5% and adjusted patient days increased 0.1%, as compared to the first quarter of 2012. Net revenues at these facilities increased 0.7% during the first quarter of 2013 as compared to the comparable quarter of 2012. At these facilities, net revenue per adjusted admission increased 2.2% while net revenue per adjusted patient day increased 0.6% during the first quarter of 2013 as compared to the first quarter of 2012. On a same facility basis, the operating margin at our acute care hospitals decreased to 16.0% during the first quarter of 2013 as compared to 19.0% during the first quarter of 2012. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and excluding the EHR impact, as indicated on the Supplemental Schedule).

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $230 million and $312 million during the three-month periods ended March 31, 2013 and 2012, respectively. The decrease in charity care and uninsured discounts recorded at our acute care hospitals during the first quarter of 2013, as compared to the first quarter of 2012, was offset by an increase in the provision for doubtful accounts which amounted to $218 million during the first quarter of 2013 as compared to $125 million during the first quarter of 2012.

Behavioral Health Care Services – Three-month periods ended March 31, 2013 and 2012:

During the first quarter of 2013, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.6% while adjusted patient days decreased 0.2%, as compared to the first quarter of 2012. Net revenues at these facilities increased 2.4% during the first quarter of 2013, as compared to the comparable quarter in 2012. At these facilities, net revenue per adjusted admission increased 1.8% while net revenue per adjusted patient day increased 2.6% during the first quarter of 2013 over the comparable quarter in 2012. The operating margin at our behavioral health care facilities owned during both periods increased to 28.4% during the first quarter of 2013, as compared to 26.8% during the first quarter of 2012.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and will continue to do so, on a hospital-by-hospital basis, until completion which is scheduled to occur by the end of June, 2013. As of March 31, 2013, EHR applications have been implemented at eighteen of our acute care hospitals. Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria. As of March 31, 2013, thirteen hospitals met the “meaningful use” criteria.

As reflected on the Supplemental Schedule, our consolidated results of operations for the three-month period ended March 31, 2013 includes the net unfavorable after-tax impact of $327,000 ($524,000 pre-tax) recorded in connection with the implementation of EHR applications. Included in the pre-tax charge incurred during the first quarter of 2013 was $4.7 million of EHR incentive income offset by $5.2 million of net expenses, which as indicated on the Supplemental Schedule, consisted primarily of depreciation and amortization expense.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 26, 2013. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2012), may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2012. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2013	2012

Net revenues before provision for doubtful accounts	$2,078,348	$1,941,623
Less: Provision for doubtful accounts	246,716	148,587

Net revenues	1,831,632	1,793,036

Operating charges:
Salaries, wages and benefits	902,296	872,114
Other operating expenses	381,007	351,300
Supplies expense	204,642	205,360
Depreciation and amortization	79,812	71,792
Lease and rental expense	24,665	23,442
Electronic health records incentive income	(4,712)	—

	1,587,710	1,524,008

Income from operations	243,922	269,028
Interest expense, net	39,938	46,710

Income before income taxes	203,984	222,318
Provision for income taxes	74,049	79,748

Net income	129,935	142,570

Less: Income attributable to noncontrolling interests	10,151	13,963

Net income attributable to UHS	$119,784	$128,607

Basic earnings per share attributable to UHS (a)	$1.23	$1.33

Diluted earnings per share attributable to UHS (a)	$1.21	$1.31

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2013	2012

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$119,784	$128,607
Less: Net income attributable to unvested restricted share grants	(69)	(168)

Net income attributable to UHS - basic and diluted	$119,715	$128,439

Weighted average number of common shares - basic	97,711	96,593

Basic earnings per share attributable to UHS:	$1.23	$1.33

Weighted average number of common shares	97,711	96,593
Add: Other share equivalents	860	1,198

Weighted average number of common shares and equiv. - diluted	98,571	97,791

Diluted earnings per share attributable to UHS:	$1.21	$1.31

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended March 31, 2013		Three months ended March 31, 2012

Net revenues before provision for doubtful accounts	$2,078,348		$1,941,623
Less: Provision for doubtful accounts	246,716		148,587

Net revenues	1,831,632	100.0%	1,793,036	100.0%

Operating charges:
Salaries, wages and benefits	902,296	49.3%	872,114	48.6%
Other operating expenses	381,007	20.8%	351,300	19.6%
Supplies expense	204,642	11.2%	205,360	11.5%
EHR incentive income	(4,712)	-0.3%	—	0.0%

	1,483,233	81.0%	1,428,774	79.7%

Operating income/margin (“EBITDAR”)	348,399	19.0%	364,262	20.3%

Lease and rental expense	24,665		23,442
Income attributable to noncontrolling interests	10,151		13,963

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	313,583	17.1%	326,857	18.2%

Depreciation and amortization	79,812		71,792
Interest expense, net	39,938		46,710

Income before income taxes	193,833		208,355

Provision for income taxes	74,049		79,748

Net income attributable to UHS	$119,784		$128,607

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended March 31, 2013		Three months ended March 31, 2012
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$119,784	$1.21	$128,607	$1.31
Plus/minus adjustments:
Medicare Rural Floor settlement, net of income taxes			(18,753)	(0.19)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes			(4,329)	(0.04)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes			5,149	0.05

Subtotal after-tax adjustments to net income attributable to UHS	—	—	(17,933)	(0.18)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$119,784	$1.21	$110,674	$1.13

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(4,712)
EHR-related salaries, wages and benefits, pre-tax	326
EHR-related other operating costs, pre-tax	(35)
EHR-related depreciation & amortization, pre-tax	5,486
EHR-related minority interest in earnings of consolidated entities, pre-tax	(541)
Income tax provision on EHR-related items	(197)

After-tax impact of EHR-related items	327	0.01	—	—

Adjusted net income attributable to UHS	$120,111	$1.22	$110,674	$1.13

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended March 31,
	2013	2012

Net income	$129,935	$142,570
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	4,535	1,615
Amortization of terminated hedge	(84)	(84)

Other comprehensive (loss) income before tax	4,451	1,531
Income tax expense related to items of other comprehensive income (loss)	1,678	582

Total other comprehensive (loss) income, net of tax	2,773	949

Comprehensive income	132,708	143,519
Less: Comprehensive income attributable to noncontrolling interests	10,151	13,963

Comprehensive income attributable to UHS	$122,557	$129,556

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$17,395	$23,471
Accounts receivable, net	1,149,402	1,067,197
Supplies	98,974	99,000
Deferred income taxes	120,691	104,461
Other current assets	94,147	87,936
Assets of facilities held for sale	20,742	25,431

Total current assets	1,501,351	1,407,496

Property and equipment	5,447,227	5,368,345
Less: accumulated depreciation	(2,051,441)	(1,986,110)

	3,395,786	3,382,235

Other assets:
Goodwill	3,041,326	3,036,765
Deferred charges	71,218	75,888
Other	306,827	298,459

	$8,316,508	$8,200,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$1,712	$2,589
Accounts payable and accrued liabilities	886,434	889,557
Federal and state taxes	75,087	1,062
Liabilities of facilities held for sale	836	850

Total current liabilities	964,069	894,058

Other noncurrent liabilities	379,723	395,355
Long-term debt	3,668,762	3,727,431
Deferred income taxes	182,575	183,747

Redeemable noncontrolling interest	234,724	234,303

UHS common stockholders’ equity	2,834,907	2,713,345
Noncontrolling interest	51,748	52,604

Total equity	2,886,655	2,765,949

	$8,316,508	$8,200,843

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2013	2012

Cash Flows from Operating Activities:
Net income	$129,935	$142,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	79,923	73,820
Gains on sales of assets and businesses, net of losses	(2,092)	0
Stock-based compensation expense	7,111	5,486
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(81,859)	(146,670)
Accrued interest	11,497	13,280
Accrued and deferred income taxes	68,890	75,471
Other working capital accounts	(39,785)	(48,074)
Other assets and deferred charges	6,662	7,120
Other	1,604	(2,082)
Accrued insurance expense, net of commercial premiums paid	22,962	24,581
Payments made in settlement of self-insurance claims	(17,085)	(18,279)

Net cash provided by operating activities	187,763	127,223

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(95,919)	(92,563)
Proceeds received from sale of assets and businesses	6,657	53,461
Costs incurred for purchase and implementation of electronic health records application	(16,412)	(14,501)
Return of deposit on terminated purchase agreement	0	6,500

Net cash used in investing activities	(105,674)	(47,103)

Cash Flows from Financing Activities:
Reduction of long-term debt	(69,926)	(70,942)
Additional borrowings	9,500	0
Repurchase of common shares	(14,027)	(2,017)
Dividends paid	(4,870)	(4,832)
Issuance of common stock	1,232	1,016
Profit distributions to noncontrolling interests	(10,074)	(2,575)

Net cash used in financing activities	(88,165)	(79,350)

(Decrease) increase in cash and cash equivalents	(6,076)	770
Cash and cash equivalents, beginning of period	23,471	41,229

Cash and cash equivalents, end of period	$17,395	$41,999

Supplemental Disclosures of Cash Flow Information:
Interest paid	$22,982	$25,945

Income taxes paid, net of refunds	$4,908	$3,419

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

% Change Quarter Ended 3/31/2013

Acute Care Hospitals
Revenues	0.7%
Adjusted Admissions	-1.5%
Adjusted Patient Days	0.1%
Revenue Per Adjusted Admission	2.2%
Revenue Per Adjusted Patient Day	0.6%

Behavioral Health Hospitals

Revenues	2.4%
Adjusted Admissions	0.6%
Adjusted Patient Days	-0.2%
Revenue Per Adjusted Admission	1.8%
Revenue Per Adjusted Patient Day	2.6%

UHS Consolidated

	First Quarter Ended
	3/31/2013	3/31/2012

Revenues	$1,831,632	$1,793,036
EBITDA (1)	$313,583	$326,857
EBITDA Margin (1)	17.1%	18.2%

Cash Flow From Operations	$187,763	$127,223
Days Sales Outstanding	56	57
Capital Expenditures	$95,919	$92,563

Debt	3,670,474	3,584,356
Shareholders Equity	2,834,907	2,427,312
Debt / Total Capitalization	56.4%	59.6%
Debt / EBITDA (2)	3.02	3.11
Debt / Cash From Operations (2)	4.19	5.41

Acute Care EBITDAR Margin (3)	15.9%	19.0%
Behavioral Health EBITDAR Margin (3)	28.2%	26.5%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest. Before Adjustments shown on Supplemental Schedule.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

MARCH 31, 2013 AND 2012

AS REPORTED:

	Acute			Behavioral Health
	03/31/13	03/31/12%		03/31/13	03/31/12%

Hospitals owned and leased	23	24	-4.2%	184	175	5.1%
Average licensed beds	5,617	5,784	-2.9%	20,024	19,088	4.9%
Patient days	290,702	299,417	-2.9%	1,355,054	1,309,162	3.5%
Average daily census	3,230.0	3,290.3	-1.8%	15,056.2	14,386.4	4.7%
Occupancy-licensed beds	57.5%	56.9%	1.1%	75.2%	75.4%	-0.2%
Admissions	63,739	66,555	-4.2%	101,396	95,775	5.9%
Length of stay	4.6	4.5	1.4%	13.4	13.7	-2.5%

Inpatient revenue	$3,507,040	$3,278,025	7.0%	$1,576,148	$1,415,538	11.3%
Outpatient revenue	1,651,575	1,548,850	6.6%	185,802	160,673	15.6%
Total patient revenue	5,158,615	4,826,875	6.9%	1,761,950	1,576,211	11.8%
Other revenue	31,125	20,979	48.4%	31,100	36,566	-14.9%
Gross hospital revenue	5,189,740	4,847,854	7.1%	1,793,050	1,612,777	11.2%

Total deductions	4,062,963	3,795,959	7.0%	854,899	729,189	17.2%

Net hospital revenue before provision for doubtful accounts	$1,126,777	$1,051,895	7.1%	$938,151	$883,588	6.2%

Provision for doubtful accounts	$218,043	125,364	73.9%	28,607	23,268	22.9%

Net hospital revenue	$908,734	$926,531	-1.9%	$909,544	$860,320	5.7%

SAME FACILITY:

	Acute (1)			Behavioral Health (2)
	03/31/13	03/31/12%		03/31/13	03/31/12%

Hospitals owned and leased	23	23	0.0%	173	173	0.0%
Average licensed beds	5,617	5,541	1.4%	18,950	18,831	0.6%
Patient days	290,702	290,008	0.2%	1,283,310	1,286,795	-0.3%
Average daily census	3,230.0	3,186.9	1.4%	14,259.0	14,140.6	0.8%
Occupancy-licensed beds	57.5%	57.5%	0.0%	75.2%	75.1%	0.2%
Admissions	63,739	64,610	-1.3%	95,108	94,603	0.5%
Length of stay	4.6	4.5	1.6%	13.5	13.6	-0.8%

(1)	Auburn is excluded in both current and prior years
(2)	San Juan Capestrano, Keys of Carolina, Jefferson Trail, Manatee Palms Group Homes, The Peaks, Garfield Park and the Ascend facilities are excluded in both current and prior years. Brooke Glen Behavioral Hospital is included in both current and prior years from March 1st through current date.